Exhibit 10.10

BWX TECHNOLOGIES, INC.

EXECUTIVE INCENTIVE COMPENSATION PLAN

AMENDED & RESTATED AS OF JULY 1, 2015

Table of Contents

ARTICLE 1 – PURPOSE		1

ARTICLE 2 – DEFINITIONS		1

(a)	Affiliated Company	1

(b)	Award Opportunity	1

(c)	Board	1

(d)	Code	1

(e)	Committee	1

(f)	Company	1

(g)	Consolidated Balance Sheet	1

(h)	Consolidated Financial Statements	2

(i)	Covered Employee	2

(j)	Economic Value Added	2

(k)	Employee	2

(l)	Equity	2

(m)	Final Award	2

(n)	Participant	2

(o)	Plan	2

(p)	Qualified Performance-Based Award	2

(q)	Salary	3

(r)	Subsidiary	3

(s)	Target Incentive Award	3

ARTICLE 3 – UNFUNDED STATUS OF THE PLAN		3

ARTICLE 4 – ADMINISTRATION OF THE PLAN		3

ARTICLE 5 – ELIGIBILITY AND PARTICIPATION		4

ARTICLE 6 – AWARD DETERMINATION		4

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(a)	Performance Measures and Performance Goals	4

(b)	Award Opportunities	5

(c)	Adjustment of Performance Goals and Award Opportunities	5

(d)	Final Award Determinations	5

(e)	Award Limit	6

(f)	Threshold Levels of Performance	6

ARTICLE 7 – PAYMENT OF AWARDS		6

ARTICLE 8 – QUALIFIED PERFORMANCE-BASED AWARDS		6

(a)	Applicability of Article 8	6

(b)	Establishment of Award Opportunities	7

(c)	Components of Award Opportunities	7

(d)	No Adjustment of Performance Goals or Award Opportunities	8

ARTICLE 9 – LIMITATIONS		8

ARTICLE 10 – CLAWBACK PROVISIONS		9

ARTICLE 11 – AMENDMENT, SUSPENSION, TERMINATION, OR ALTERATION OF THE PLAN		10

ARTICLE 12 – COMMENCEMENT OF AWARDS		10

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Article 1 – Purpose

The purpose of the plan is to make provision for the payment of supplemental compensation to managerial and other key Employees who contribute materially to the success of the Company or one or more of its Subsidiary or Affiliated Companies, thereby affording them an incentive for and a means of participating in that success.

Article 2 – Definitions

For the purpose of the Plan, the following definitions shall be applicable:

(a) Affiliated Company. Any corporation, joint venture, or other legal entity in which BWX Technologies, Inc.,, directly or indirectly, through one or more Subsidiaries, owns less than fifty percent (50%) but at least twenty percent (20%) of its voting control.

(b) Award Opportunity. The various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Sections 6(a), 6(b) and 8(b) herein.

(c) Board. The Board of Directors of BWX Technologies, Inc.

(d) Code. “Code” means the Internal Revenue Code of 1986, as amended.

(e) Committee. “Committee” means the Compensation Committee of the Board of Directors. The Committee shall be constituted so as to permit the Program to comply with the exemptive provisions of Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and the rules and regulations approved by national securities exchanges.

(f) Company. “Company” means BWX Technologies, Inc.,, a Delaware corporation (or any successor thereto).

(g) Consolidated Balance Sheet With respect to each fiscal year of the Company, the Consolidated Balance Sheet included in the Company’s

Consolidated Financial Statements for such year, as certified by the Company’s independent public accountants, and set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(h) Consolidated Financial Statements. With respect to each fiscal year of the Company, the Company’s Consolidated Balance Sheet and Consolidated Statement of Income and Retained Earnings for such year.

(i) Covered Employee. A Participant who is one of the group of “covered employees,” as defined in the Regulations promulgated under Code Section 162(m)(3) or who the Committee determines is likely to become one of the group of “covered employees” as defined under Code Section 162(m).

(j) Economic Value Added. Economic Value Added, with respect to each fiscal year of the Company, is defined as net operating profit after tax minus the product of capital and the cost of capital.

(k) Employee. Any person who is regularly employed by the Company or any of its Subsidiary or Affiliated Companies on a full-time salaried basis, including any Employee who also is an officer or director of the Company or of any of its Subsidiary or Affiliated Companies.

(l) Equity. Total stockholders’ equity as reported in the Company’s Consolidated Balance Sheet.

(m) Final Award. The actual award earned during a plan year by a Participant, as determined by the Committee following the end of a plan year; provided Participant is still an Employee when payment is to be made pursuant to Article 7 herein.

(n) Participant. An Employee who has received an Award Opportunity.

(o) Plan. The Executive Incentive Compensation Plan of BWX Technologies, Inc..

(p) Qualified Performance-Based Award. An award or portion of an award granted to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).

(q) Salary. The annual basic compensation earned during a plan year (including any portion which may have been deferred).

(r) Subsidiary. Any corporation, joint venture or other legal entity in which the Company, directly or indirectly, owns more than fifty percent (50%) of its voting control.

(s) Target Incentive Award. The award to be paid to Participants when the Company meets “targeted” performance results, as established by the Committee.

Article 3 – Unfunded Status of the Plan

(a) Each Final Award shall be paid from the general funds of the Participant’s employer. The entire expense of administering the Plan shall be borne by the Company.

(b) No special or separate funds shall be established, or other segregation of assets made to execute payment of Final Awards. No Employee, or other person, shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Company or any Subsidiary or Affiliated Company by virtue of any Final Award.

Article 4 – Administration of the Plan

Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. A determination by the Committee in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs, and personal representative(s). Except as prohibited by applicable law or limited by Article 8 herein, the Committee may delegate to the Chief Executive Officer and to executive officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

Article 5 – Eligibility and Participation

All Employees are eligible for participation in the Plan. Actual participation in the Plan shall be based upon recommendations by the Chief Executive Officer of the Company, subject to approval by the Committee. The Chief Executive Officer of the Company shall automatically participate in the Plan.

Article 6 – Award Determination

(a) Performance Measures and Performance Goals.

For each plan year, the Committee shall select performance measures and shall establish performance goals for that plan year. Except as provided in Article 8 herein, the performance measures may be based on any combination of corporate, segment, group, subsidiary, divisional, and/or individual goals.

For each plan year, the Committee shall establish ranges of performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award shall be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level.

After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Article 6(b) herein), such that the level of achievement of the pre-established performance goals at the end of the plan year will determine the Final Awards. Except as provided in Article 8 herein, the Committee shall have the authority to exercise subjective discretion in the determination of Final Awards, and the authority to delegate the ability to exercise subjective discretion in this respect.

(b) Award Opportunities.

For each plan year, the Committee shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Award Opportunities shall vary in relation to the job classification of each Participant.

(c) Adjustment of Performance Goals and Award Opportunities.

Once established, performance goals normally shall not be changed during the plan year. However, except as provided in Article 8 herein, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the plan year as such goals apply to the Award Opportunities of specified Participants. In addition, the Committee shall have the authority to reduce or eliminate the Final Award determinations, based upon any objective or subjective criteria it deems appropriate.

Notwithstanding any other provision of this Plan, in the event of any change in Corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, an adjustment shall be made in the Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article 8 herein, no such adjustment shall be made to a Qualified Performance-Based Award where such action would cause the award to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m).

(d) Final Award Determinations.

At the end of each plan year, Final Awards shall be computed for each Participant as determined by the Committee. Subject to the terms of Article 8 herein, Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established corporate, segment, group, divisional, and/or individual performance goals.

(e) Award Limit.

The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each plan year. The guidelines may be expressed as a percentage of goals or financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one plan year shall be three million dollars ($3,000,000).

(f) Threshold Levels of Performance.

The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.

Article 7 – Payment of Awards

Each and every Final Award shall be payable in a lump sum no later than the March 15 following the end of the Plan year during which the award is earned, or as soon as administratively practicable thereafter in the event payment is delayed due to unforeseeable events.

Article 8 – Qualified Performance-Based Awards

(a) Applicability of Article 8.

The provisions of this Article 8 shall apply only to Qualified Performance-Based Awards. Qualified Performance-Based Awards include only those awards that are designated by the Committee as Qualified Performance-Based Awards. In the event of any inconsistencies between this Article 8 and the other Plan provisions as they pertain to Qualified Performance-Based Awards, the provisions of this Article 8 shall control.

(b) Establishment of Award Opportunities.

Except as provided for by the Committee at the time a Qualified Performance Based Award is made, Qualified Performance-Based Awards shall be established as a function of the Covered Employee’s base Salary. As specified by the Committee at the time the Qualified Performance-Based Award is made, base Salary for this purpose may be stated as a percentage of the base Salary of a Covered Employee at the time the performance measures are established, at the time the Final Award is paid or during the plan year. For each plan year, the Committee shall establish, in writing, various levels of Final Awards which will be paid with respect to specified levels of attainment of the pre-established performance goals.

(c) Components of Award Opportunities.

Each Qualified Performance-Based Award shall be based on: (a) the Covered Employee’s Target Incentive Award; (b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (c) Company, segment, group, subsidiary or division performance in relation to the pre-established performance goals. Performance measures which may serve as determinants of Qualified Performance-Based Awards shall be limited to Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Assets, Cash Flow Return on Equity, Earnings Per Share (basic or diluted), Net Income, Operating Income, Return on Assets, Return on Capital, Return on Equity, Return on Invested Capital, Safety, Share Price, Total and Relative Shareholder Return and Economic Value Added. At the time the performance measures are established, the Committee, in a manner consistent with Code Section 162(m), may specify that such performance measures shall be adjusted to exclude any negative impact caused by research and development expenses, acquisition costs, operating expenses from acquired businesses or corporate transactions, changes in accounting principles and such other unusual, nonrecurring or extraordinary items specified by the Committee in its sole discretion. The Committee shall have the right through discretionary downward adjustments to exclude the positive impact of the aforementioned items and occurrences.

(d) No Adjustment of Performance Goals or Award Opportunities.

In the case of Qualified Performance-Based Awards, each Covered Employee’s Final Award shall be based exclusively on the Award Opportunity levels established by the Committee at the time the Qualified Performance-Based Award is made. In addition, performance goals shall not be changed following their establishment where such action would cause the award to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m), and no payout shall be made when the minimum performance goals are not met or exceeded. The Committee, however, shall have the discretion to decrease or eliminate the amount of the Final Award otherwise payable on account of a Qualified Performance-Based Award. Notwithstanding the above, in the event that changes in the tax law are made to Code Section 162(m) to permit greater flexibility with respect to any Qualified Performance-Based Award available under the Plan, the Committee, subject to Article 11, may make such adjustments it deems appropriate, provided that after such adjustment the award would continue to satisfy the requirement for “qualified performance-based compensation” under Code Section 162(m).

Article 9 – Limitations

(a) No person shall at any time have any right to a payment hereunder for any fiscal year, and no person shall have authority to enter into an agreement for the making of an Award Opportunity or payment of a Final Award or to make any representation or guarantee with respect thereto.

(b) An employee receiving an Award Opportunity shall have no rights in respect of such Award Opportunity, except the right to receive payments, subject to the conditions herein, of such Award Opportunity, which right may not be assigned or transferred except by will or by the laws of descent and distribution.

(c) Neither the action of the Company in establishing the Plan, nor any action taken by the Committee under the Plan, nor any provision of the Plan shall be construed as giving to any person the right to be retained in the employ of the Company or any of its Subsidiary or Affiliated Companies.

Article 10 – Clawback Provisions

(a) For any Award Opportunity established under this Plan on or after February 22, 2011, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws as a result of fraud (a “Restatement”), the Company will have the right to recover from each current or former Participant who the Board reasonably determines knowingly engaged in the fraud (the “Subject Participant”) who earned a Final Award during the three-year period preceding the date on which the Board or the Company, as applicable, determines the Company is required to prepare the Restatement (the “Three-Year Period”) the amount of such Final Award in excess of what would have been earned by the current or former Subject Participant under the Restatement.

(b) In the event a Restatement is required, the Board, based upon a recommendation by the Committee, will (1) review each current and former Subject Participant’s Final Awards earned under this Plan (for Award Opportunities established under this Plan on or after February 22, 2011) during the Three-Year Period and (2) in accordance with Article 10 hereof, with respect to each current and former Subject Participant, will take reasonable action to seek recovery of the amount of such Final Awards in excess of what would have been earned by the current or former Subject Participant under the Restatement (but in no event more than the total amount of such Awards), as such excess amount is reasonably determined by the Board, in compliance with Section 409A of the Code. There shall be no duplication of recovery under Article 10 hereof and any of 15 U.S.C. Section 7243 (Section 304 of The Sarbanes-Oxley Act of 2002) and Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”).

Article 11 – Amendment, Suspension, Termination, or Alteration of the Plan

The Board may, at any time or from time to time, amend, suspend, terminate or alter the Plan, in whole or in part, but it may not thereby affect adversely rights of Participants, their spouses, children, and personal representative(s) with respect to Final Awards previously made. Notwithstanding anything in this Plan to the contrary, the Board may make any amendment to Article 10 hereof that is deemed necessary or appropriate by the Company to ensure compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or Section 10D of the Exchange Act, or any rules or regulations promulgated thereunder.

Article 12 – Commencement of Awards

The Company’s fiscal year ending December 31, 2010 shall be the first fiscal year with respect to which Award Opportunities may be made under the Plan.